Exhibit 5.2

Morgan, Lewis & Bockius LLP 101 Park Avenue New York, NY 10178-0600 Tel. 212.309.6000 Fax: 212.309.6001 www.morganlewis.com

August 20, 2012

Ameren Illinois Company

300 Liberty Street

Peoria, Illinois 61602

Ladies and Gentlemen:

Ameren Illinois Company, an Illinois corporation (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (Registration No. 333-182258-01) (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) with respect to an indeterminate amount of securities, which became effective on June 21, 2012. On August 20, 2012, the Company issued and sold $400,000,000 of its 2.70% Senior Secured Notes due 2022 (the “Notes”) under an indenture dated as of June 1, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (as amended and supplemented, the “Indenture”).

In connection with the issuance and sale of the Notes by the Company, we have reviewed originals (or copies certified or otherwise identified to our satisfaction) of (1) the Registration Statement; (2) a prospectus dated June 21, 2012 (the “Base Prospectus”) forming a part of the Registration Statement, as supplemented by a prospectus supplement dated August 13, 2012 (the “Prospectus Supplement”) relating to the Notes, both such Base Prospectus and Prospectus Supplement filed pursuant to Rule 424 under the Securities Act; (3) the Restated Articles of Incorporation and ByLaws, as amended, of the Company, each as in effect on the date hereof; (4) the Indenture; (5) a specimen of the Notes; and (6) corporate and other documents, records and papers and certificates of public officials. In connection with such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of the documents submitted to us as certified or photostatic copies, the authenticity of the originals of such documents and all documents submitted to us as originals and the correctness of all statements of fact contained in such original documents. We have relied upon a certificate of the Trustee as to the authentication and delivery of the Notes under the Indenture.

On the basis of such review, we are of the opinion that the Notes are the valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, to general equitable principles (whether considered in a proceeding in equity or at law) and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor is brought.

This opinion is limited to the laws of the States of New York and Illinois and the federal laws of the United States insofar as they bear on the matters covered hereby. We have relied,

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Ameren Illinois Company

August 20, 2012

with your consent, upon an opinion letter dated as of the date hereof of Craig W. Stensland, Esq., an Associate General Counsel of Ameren Services Company, an affiliate of the Company, with respect to the due authorization, execution and delivery of the Notes by the Company. As to all matters of New York law, Mr. Stensland is authorized to rely upon this opinion as if it were addressed to him.

We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about August 20, 2012, which is deemed to be incorporated by reference in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

MORGAN, LEWIS & BOCKIUS LLP